                                                                    EXHIBIT 23.5



                          CONSENT OF DIRECTOR NOMINEE



     I consent to the use of my name as a director nominee in Amendment No. 3 to the Registration Statement of Clark/Bardes Holdings, Inc. on Form S-1 (File No. 333-56799), and I agree with the statements concerning myself under the caption "Management -- Executive Officers, Directors and Key Employees."



                                                  /s/ GEORGE D. DALTON

                                            ------------------------------------

                                                      George D. Dalton



August 14, 1998